THE CUTLER TRUST

AMENDED AND RESTATED BYLAWS

DATED DECEMBER 21, 2023

THE CUTLER TRUST
AMENDED AND RESTATED BYLAWS

These Amended and Restated Bylaws of The Cutler Trust (the "Trust"), a Delaware business trust, are subject to the Agreement and Declaration of Trust dated December 21, 2023, as from time to time amended, supplemented or restated (the "Declaration of Trust").

Capitalized terms used herein which are defined in the Declaration of Trust are used as therein defined.

Article I
PRINCIPAL OFFICE

The principal office of the Trust shall be located in Jacksonville, Oregon, or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

Article II
OFFICERS AND THEIR ELECTION

SECTION 2.01 OFFICERS. The officers of the Trust shall be a President, a Principal Executive Officer, a Chief Compliance Officer, a Treasurer, a Principal Financial Officer, and a Secretary, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

SECTION 2.02 ELECTION OF OFFICERS. The President, Treasurer, Chief Compliance Officer, and Secretary shall be chosen by the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Section 3.13 hereof, the President, the Treasurer, the Secretary and Chief Compliance Officer shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

SECTION 2.03 RESIGNATIONS. Any officer of the Trust may resign, notwithstanding Section 2.02 hereof, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

Article III
POWERS AND DUTIES OF OFFICERS AND TRUSTEES

SECTION 3.01 MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Declaration of Trust or with these Bylaws.

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SECTION 3.02 EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session. The Trustees may also elect from their own number other committees from time to time. Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect.

(a)       Quorum; Voting. Unless the specific rules and procedures adopted by a committee in accordance with Section 3.1 herein provide otherwise, a majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means). Members of a committee may participate in a meeting of such committee by means of a teleconference/ phone, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

SECTION 3.03 COMPENSATION. Trustees and committee members may receive such compensation for his or her services and reimbursement for expenses as may be fixed from time to time by resolution of the Trustees.

SECTION 3.04 CHAIRMAN OF THE TRUSTEES. The Trustees shall appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. He shall perform such other duties as the Trustees may from time to time designate.

SECTION 3.05 Resignation and Removal. Any Trustee may resign at any time by written instrument signed by him or her and delivered to the other Trustees or at a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any of the Trustees may be removed with or without cause by the action of two thirds (2/3) of the remaining Trustees (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by the 1940 Act). Removal with cause shall include, but not be limited to, the removal of a Trustee due to physical or mental incapacity.

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SECTION 3.06 PRESIDENT. The President shall be the chief executive officer of the Trust. Subject to the direction of the Trustees, the President shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

SECTION 3.07 CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust’s compliance policies and procedures, shall have sufficient authority and independence within the organization to compel others to adhere to the compliance policies and procedures, shall report directly to the Trustees, shall annually furnish a written report on the operation of the compliance policies and procedures to the Trustees, and shall perform such other duties as the Trustees may from time to time designate. The Chief Compliance Officer shall receive such compensation for his or her services as approved annually by the Trustees, including a majority of the Independent Trustees.

SECTION 3.08 TREASURER. Unless the Trustees shall otherwise determine, the Treasurer shall be the Principal Financial Officer of the Trust. and accounting officer of the Trust. Unless the Trustees shall otherwise determine, the Treasurer shall, for purposes of the Sarbanes-Oxley Act of 2002, be the principal accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Declaration of Trust and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

SECTION 3.09 SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust, if any. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

SECTION 3.10 VICE PRESIDENT. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 3.11 ASSISTANT TREASURER. Any Assistant treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and,

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in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

SECTION 3.12 ASSISTANT SECRETARY. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

SECTION 3.13 SUBORDINATE OFFICERS. The Trustees from time to time may appoint such officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

SECTION 3.14 SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

SECTION 3.15 REMOVAL. Any officer may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees~~.~~, provided, however, that removal of the Chief Compliance Officer will require approval of the Trustees, including a majority of Independent Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 3.10 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

SECTION 3.16 REMUNERATION. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

Article IV
SHAREHOLDER'S MEETINGS

SECTION 4.01 SPECIAL MEETINGS. A special meeting of the shareholders shall be called by the Secretary whenever (a) ordered by the Trustees or (b) requested in writing by the holder or holders of at least 10% of the Outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or classes shall be called and only the shareholders of such one or more Series or classes shall be entitled to notice of and to vote at such meeting. Special Meetings of the shareholders

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shall be held in-person, unless otherwise determined by the Trustees hereunder, and as provided for in the notice of the meeting.

SECTION 4.02 NOTICES. Except as provided in Section 4.01, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen (15) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice may also be by email, facsimile or other electronic means, as permissible in accordance with the 1940 Act. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholder's meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

SECTION 4.03 VOTING-PROXIES. Subject to the provisions of the Declaration of Trust, shareholders entitled to vote may vote either in person or by proxy, provided that either (a) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or

(a)       the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contract from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Declaration of Trust, as these Bylaws or such Declaration of Trust may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholder of a Delaware corporation.

SECTION 4.04 PLACE OF MEETING. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate. At the discretion of the Trustees, a shareholder meeting may also be held by means of teleconference / phone, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other, as

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provided for in the Declaration of Trust, applicable state law, and the 1940 Act (including any exemptive relief provided by the Securities and Exchange Commission).

SECTION 4.05 ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

Article V
TRUSTEES' MEETINGS

SECTION 5.01 SPECIAL MEETINGS. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two other Trustees. Special meetings of the Trustees may be held at any time and at any place (including for these purposes, by means of telephone conference, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Agreement and Declaration of the Trust) designated in the call of the meeting when called by the Chairman, the President or the Secretary or by two or more Trustees, sufficient notice thereof as described in Section 5.04 being given to each Trustee by the Secretary or an Assistant Secretary or by the person calling the meeting.

SECTION 5.02 REGULAR MEETINGS. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Declaration of Trust.

SECTION 5.03 QUORUM. A majority of the Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting. The Instrument of the Trust contains further provisions relating to the manner of acting by the Trustees.

SECTION 5.04 NOTICE. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each Trustee, as provided for Section 4.02 of the Declaration of Trust. A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address. Notice may be sent on the day of the regular or special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances the party calling the meeting deems more immediate action to be necessary or appropriate. Notice of a regular or special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to

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any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting, unless required by the 1940 Act.

SECTION 5.05 PLACE OF MEETING. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

SECTION 5.06 SPECIAL ACTION. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 5.07 ACTION BY CONSENT. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by the number of Trustees required to approve such action and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

SECTION 5.08 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Trustees may participate in a meeting of Trustees in person or by conference telephone, video conference, or any other electronic or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone, video, or similar communications shall be deemed to take place at and from the principal office of the Trust.

SECTION 5.09 Counsel and Experts. The Trustees who are not Interested Persons may, by vote of a majority of such Trustees, at the Trust’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

 SECTION 5.10 Fees and Compensation of Trustees. Subject to the provisions of the Declaration of Trust, Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees.

SECTION 5.11 Resignation and Removal. Any Trustee may resign at any time by written instrument signed by him or her and delivered to the other Trustees or at a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any of the Trustees may be removed with or without cause by the action of two thirds (2/3) of the remaining Trustees (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by the 1940 Act). Removal with cause shall include, but not be limited to, the removal of a Trustee due to physical or mental incapacity.

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Article VI
SHARES OF BENEFICIAL INTEREST

SECTION 6.01 BENEFICIAL INTEREST. The beneficial interest in the Trust shall at all times divided into such transferable Shares of one or more separate and distinct Series, or classes thereof, as the Trustees shall from time to time create and establish. The number of Shares is unlimited, and each Share of each Series or class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preference are established with respect to one or more classes of shares consistent with applicable law and any rule or order of the Commission.

SECTION 6.02 TRANSFER OF SHARES. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

SECTION 6.03 EQUITABLE INTEREST NOT RECOGNIZED. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

SECTION 6.04 SHARE CERTIFICATE. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally.

In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form proscribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trusts for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

SECTION 6.05 LOSS OF CERTIFICATES. In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

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SECTION 6.06 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE VII
OWNERSHIP OF ASSETS OF THE TRUST

The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession or colony of the United States or the laws of the United States.

ARTICLE VIII
Miscellaneous

Section 8.1 BOOKS AND RECORDS. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholder; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

Section 8.2  EXECUTION OF PAPERS. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by any of the President, Chief Executive Officer, the Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these Bylaws.

Section 8.3 SEVERABILITY. The provisions of these Bylaws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

Section 8.4 HEADINGS. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings.

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Article IX
INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust of its Shareholders to which he would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Article X
Amendments to the Bylaws

These Bylaws may be amended, supplemented, amended and restated, or repealed, in whole or in part, by a majority vote of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

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